                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-105242

     Pricing Supplement to the Prospectus Supplement No. 333 dated May 21,
                                2003 -- No. 335

(GOLDMAN SACHS LOGO)
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B
                             ----------------------
                                   $6,000,000
             5.25% Aggregate Mandatory Exchangeable Notes due 2004
          (Exchangeable for Common Stock of a Basket of Seven Stocks)
                             ----------------------
     This pricing supplement and the accompanying prospectus supplement no. 333, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 333 should also be read with the accompanying prospectus dated May 21, 2003, as supplemented by the accompanying prospectus supplement dated May 21, 2003. Terms used here have the meanings given them in the accompanying prospectus supplement no. 333, unless the context requires otherwise.

     The mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 333, as supplemented or modified by the following:

ISSUER:  The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stocks of Smith International, Inc., Nabors Industries Ltd., BJ Services Company, GlobalSantaFe Corporation, Transocean Inc., Pride International, Inc., and ENSCO International Incorporated, with each stock having a relative weight on the trade date of 14.2857%

FACE AMOUNT: each offered note will have a face amount equal to $100.00; the aggregate face amount for all the offered notes is $6,000,000

ORIGINAL ISSUE PRICE:  100% of the face amount

NET PROCEEDS TO THE ISSUER:  99.9% of the face amount

TRADE DATE:  November 6, 2003

SETTLEMENT DATE (ORIGINAL ISSUE DATE): November 21, 2003

DETERMINATION DATE: November 5, 2004, unless extended for up to five business days

STATED MATURITY DATE: November 22, 2004, unless extended for up to six business days

INTEREST RATE (COUPON):  5.25% per year

INTEREST PAYMENT DATES: quarterly on February 22, May 22, August 22 and November 22, commencing on February 22, 2004

REGULAR RECORD DATES: for the interest payment dates specified above, February 13, May 17, August 16 and November 15, respectively

CUSIP NO.:  38143U838

     Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or other relevant factors, the value of your note on the date of this pricing supplement (as determined by reference to the pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. Please see "Additional Risk Factors Specific to Your Note" on page S-3 of this pricing supplement and beginning on page S-3 of the accompanying prospectus supplement no. 333 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.
                             ----------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------
     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.
                              GOLDMAN, SACHS & CO.
                             ----------------------
                   Pricing Supplement dated November 6, 2003.

PRINCIPAL AMOUNT: on the stated maturity date, each offered note will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH BASKET STOCK: if the final basket stock price equals or exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each outstanding unit amount of a note. The unit amount will equal $100. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each outstanding unit amount of a note. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 333.

      Please note that the amount you receive for each $100 of outstanding face amount on the stated maturity date could be substantially less than $100 and will not in any event exceed $120, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE: the initial stock price for each of the basket stocks is as follows:

1.   Smith International,
     Inc. ................   $36.6784 per share
2.   Nabors Industries
     Ltd. ................   $37.1393 per share
3.   BJ Services Company     $31.8875 per share
4.   GlobalSantaFe
     Corporation..........   $21.4712 per share
5.   Transocean Inc. .....   $19.4528 per share
6.   Pride International,
     Inc. ................   $16.2246 per share
7.   ENSCO International
     Incorporated.........   $26.1918 per share

FINAL BASKET STOCK PRICE: the closing price of one share of the relevant basket stock on the determination date, subject to anti-dilution adjustment.


THRESHOLD APPRECIATION PRICE: for each basket stock, the initial basket stock price times 1.20. The threshold appreciation price for each of the basket stocks is as follows:

1.   Smith International,
     Inc. ................   $44.0141 per share
2.   Nabors Industries
     Ltd. ................   $44.5672 per share
3.   BJ Services Company..   $38.2650 per share
4.   GlobalSantaFe
     Corporation..........   $25.7654 per share
5.   Transocean Inc. .....   $23.3434 per share
6.   Pride International,
     Inc. ................   $19.4695 per share
7.   ENSCO International
     Incorporated.........   $31.4302 per share

WEIGHTING AMOUNT: the weighting amount for each of the basket stocks is as follows:

1.   Smith International,
     Inc. ................   0.3895 per note
2.   Nabors Industries
     Ltd. ................   0.3847 per note
3.   BJ Services Company..   0.4480 per note
4.   GlobalSantaFe
     Corporation..........   0.6653 per note
5.   Transocean Inc. .....   0.7344 per note
6.   Pride International,
     Inc. ................   0.8805 per note
7.   ENSCO International
     Incorporated.........   0.5454 per note

THRESHOLD FRACTION: for each basket stock, the threshold appreciation price divided by the final basket stock price for that basket stock.

NO LISTING: the offered notes will not be listed on any securities exchange or interdealer market quotation system.

  ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE: Assuming No Changes in Market Conditions Or Any Other Relevant Factors, the Value of Your Note on the Date of
 this Pricing Supplement (As Determined By Reference to Pricing Models Used by
   Goldman, Sachs & Co.) is Significantly Less Than the Original Issue Price

      The value or quoted price of your note at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the original issue price, and may be higher or lower than the value of your note as determined by reference to pricing models used by Goldman, Sachs & Co.

      If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read "The Market Price of your Note May be Influenced by Many Unpredictable Factors" on page S-3 in the accompanying prospectus supplement no. 333

      Furthermore, if you sell your note, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

      There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your note; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. You should read "Your Note May Not Have an Active Trading Market" on page S-6 in the accompanying prospectus supplement no. 333.

HYPOTHETICAL PAYMENT AMOUNT: The tables below show several examples of hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $100 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

      The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1:  ALL BASKET STOCK PRICES INCREASE BY 10%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT:   STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          -------   -----------   ------------   ---------   ------------   ---------
Smith International, Inc. ...  14.2857%   $36.6784       $44.0141      0.3895       $40.3462      $ 15.71
Nabors Industries Ltd. ......  14.2857%   $37.1393       $44.5672      0.3847       $40.8532      $ 15.71
BJ Services Company..........  14.2857%   $31.8875       $38.2650      0.4480       $35.0763      $ 15.71
GlobalSantaFe Corporation....  14.2857%   $21.4712       $25.7654      0.6653       $23.6183      $ 15.71
Transocean Inc. .............  14.2857%   $19.4528       $23.3434      0.7344       $21.3981      $ 15.71
Pride International, Inc. ...  14.2857%   $16.2246       $19.4695      0.8805       $17.8471      $ 15.71
ENSCO International
  Incorporated...............  14.2857%   $26.1918       $31.4302      0.5454       $28.8110      $ 15.71
Exchange Amount at Maturity for each $100 face amount of note:                                    $110.00

EXAMPLE 2:  ALL BASKET STOCK PRICES INCREASE BY 30%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT:   STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          -------   -----------   ------------   ---------   ------------   ---------
Smith International, Inc. ...  14.2857%   $36.6784       $44.0141      0.3895       $47.6819      $ 17.14
Nabors Industries Ltd. ......  14.2857%   $37.1393       $44.5672      0.3847       $48.2811      $ 17.14
BJ Services Company..........  14.2857%   $31.8875       $38.2650      0.4480       $41.4538      $ 17.14
GlobalSantaFe Corporation....  14.2857%   $21.4712       $25.7654      0.6653       $27.9126      $ 17.14
Transocean Inc. .............  14.2857%   $19.4528       $23.3434      0.7344       $25.2886      $ 17.14
Pride International, Inc. ...  14.2857%   $16.2246       $19.4695      0.8805       $21.0920      $ 17.14
ENSCO International
  Incorporated...............  14.2857%   $26.1918       $31.4302      0.5454       $34.0493      $ 17.14
Exchange Amount at Maturity for each $100 face amount of note:                                    $120.00

EXAMPLE 3:  ALL BASKET STOCK PRICES DECREASE BY 10%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT:   STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          -------   -----------   ------------   ---------   ------------   ---------
Smith International, Inc. ...  14.2857%   $36.6784       $44.0141      0.3895       $33.0106      $12.86
Nabors Industries Ltd. ......  14.2857%   $37.1393       $44.5672      0.3847       $33.4254      $12.86
BJ Services Company..........  14.2857%   $31.8875       $38.2650      0.4480       $28.6988      $12.86
GlobalSantaFe Corporation....  14.2857%   $21.4712       $25.7654      0.6653       $19.3241      $12.86
Transocean Inc. .............  14.2857%   $19.4528       $23.3434      0.7344       $17.5075      $12.86
Pride International, Inc. ...  14.2857%   $16.2246       $19.4695      0.8805       $14.6021      $12.86
ENSCO International
  Incorporated...............  14.2857%   $26.1918       $31.4302      0.5454       $23.5726      $12.86
Exchange Amount at Maturity for each $100 face amount of note:                                    $90.00

EXAMPLE 4:  SMITH INTERNATIONAL, INC., NABORS INDUSTRIES LTD. AND BJ SERVICES
            COMPANY ALL DECREASE BY 10%. GLOBALSANTAFE CORPORATION REMAINS THE SAME AS THE INITIAL VALUE. TRANSOCEAN INC. PRIDE INTERNATIONAL, INC. AND ENSCO INTERNATIONAL INCORPORATED ALL INCREASE BY 5%.

                                           INITIAL      THRESHOLD                                EXCHANGE
                                           BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                          WEIGHT:   STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                          -------   -----------   ------------   ---------   ------------   ---------
Smith International, Inc. ...  14.2857%   $36.6784       $44.0141      0.3895       $33.0106      $12.86
Nabors Industries Ltd. ......  14.2857%   $37.1393       $44.5672      0.3847       $33.4254      $12.86
BJ Services Company..........  14.2857%   $31.8875       $38.2650      0.4480       $28.6988      $12.86
GlobalSantaFe Corporation....  14.2857%   $21.4712       $25.7654      0.6653       $21.4712      $14.29
Transocean Inc. .............  14.2857%   $19.4528       $23.3434      0.7344       $20.4254      $15.00
Pride International, Inc. ...  14.2857%   $16.2246       $19.4695      0.8805       $17.0358      $15.00
ENSCO International
  Incorporated...............  14.2857%   $26.1918       $31.4302      0.5454       $27.5014      $15.00
Exchange Amount at Maturity for each $100 face amount of note:                                    $97.86

EXAMPLE 5:  SMITH INTERNATIONAL, INC. DECREASES BY 80%, NABORS INDUSTRIES LTD.,
            BJ SERVICES COMPANY, GLOBALSANTAFE CORPORATION, ALL INCREASE BY 5% TRANSOCEAN INC. AND
           PRIDE INTERNATIONAL, INC. AND ENSCO INTERNATIONAL INCORPORATED BOTH
            INCREASE BY 60%.

                                         INITIAL      THRESHOLD                                EXCHANGE
                                         BASKET      APPRECIATION   WEIGHTING   FINAL BASKET   AMOUNT AT
STOCK                        WEIGHT:   STOCK PRICE      PRICE        AMOUNT     STOCK PRICE    MATURITY
-----                        -------   -----------   ------------   ---------   ------------   ---------
Smith International,
  Inc. ....................  14.2857%   $36.6784       $44.0141      0.3895       $ 7.3357      $ 2.86
Nabors Industries Ltd. ....  14.2857%   $37.1393       $44.5672      0.3847       $38.9963      $15.00
BJ Services Company........  14.2857%   $31.8875       $38.2650      0.4480       $33.4819      $15.00
GlobalSantaFe Corporation..  14.2857%   $21.4712       $25.7654      0.6653       $22.5448      $15.00
Transocean Inc. ...........  14.2857%   $19.4528       $23.3434      0.7344       $20.4254      $15.00
Pride International,
  Inc. ....................  14.2857%   $16.2246       $19.4695      0.8805       $25.9594      $17.14
ENSCO International
  Incorporated.............  14.2857%   $26.1918       $31.4302      0.5454       $41.9069      $17.14
Exchange Amount at Maturity for each $100 face amount of note:                                  $97.14

      The payment amounts shown above in examples 1 to 5 are entirely hypothetical; they are based on market prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus no. 333.

      Payments on your note may be economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your note may be economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income

Tax Consequences" in the accompanying prospectus supplement no. 333.


HEDGING: in anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 333.

DESCRIPTION OF THE BASKET STOCKS: according to its publicly available documents, Smith International, Inc. is a worldwide supplier of products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets providing a comprehensive line of products and engineering services. Information filed with the SEC by Smith International, Inc., under the Exchange Act can be located by referencing its SEC file number: 001-08514.

      According to its publicly available documents, Nabors Industries Ltd. is a provider of offshore platform workover and drilling rigs The company owns forty-three platforms, sixteen jack-up and three barge rigs in the Gulf of Mexico and international markets and conducts oil, gas and geothermal land drilling operations in the U.S. lower forty-eight states, Alaska, Canada, South and Central America, the Middle East and Africa. Information filed with the SEC by Nabors Industries Ltd. under the Exchange Act can be located by referencing its SEC file number: 000-49887.

      According to its publicly documents, BJ Services Company is a provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. The company's pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Information filed with the SEC by BJ Services Company under the Exchange Act can be located by referencing its SEC file number: 001-10570.

      According to its publicly available documents, GlobalSantaFe Corporation is a worldwide oil and gas drilling contractor, owning or operating a fleet of over one hundred marine and land drilling rigs. The company's fleet includes thirteen floating rigs, forty-four cantilevered jackup rigs, thirty-one land rigs and one platform rig. Information filed with the SEC by GlobalSantaFe Corporation under the Exchange Act can be located by referencing its SEC file number: 001-14634.

      According to its publicly available documents, Transocean Inc. is an international provider of offshore and inland marine contract drilling services for oil and gas wells. The company's primary business is to contract drilling rigs, related equipment and work crews primarily on a day rate basis to drill oil and gas wells. Information filed with the SEC by Transocean Inc. under the Exchange Act can be located by referencing its SEC file number: 333-75899.

      According to its publicly available documents, Pride International, Inc. is an international provider of contract drilling and related services, operating both offshore and on land. The operations of the company are conducted in many of the most active oil and gas basins of the world, including South America, the Gulf of Mexico, the Mediterranean, West and North Africa, the Middle East, Asia Pacific, Russia and Kazahkstan. Information filed with the SEC by Pride International, Inc. can be located by referencing its SEC file number:
001-13289.

      According to its publicly available documents, ENSCO International Incorporated is an international offshore contract drilling company that also provides marine transportation services in the Gulf of Mexico. The company's complement of offshore drilling rigs includes forty-three jackup rigs, seven barge rigs, five platform rigs and one semisubmersible rig. Information filed with the SEC by ENSCO International Incorporated under the Exchange Act can be located by referencing its SEC file number: 001-08097.

HISTORICAL TRADING PRICE INFORMATION: six of the seven basket stocks are traded on the New York Stock Exchange, under the symbols "SII", "BJS", "GSF", "RIG", "PDE" and "ESV" respectively. Nabors Industries Ltd. is traded on the American Stock Exchange, under the symbol "NBR". The following tables set forth the quarterly high, low and closing prices on the New York Stock Exchange for each of the six basket stocks traded on that exchange, and on the American Stock Exchange for Nabors Industries Ltd., in each case for the four calendar quarters in each of 2001 and 2002 and for the four calendar quarters in 2003, through November 6, 2003. We obtained the trading price information listed below from Bloomberg Financial Services, without independent verification.

                           SMITH INTERNATIONAL, INC.

                                                               HIGH            LOW           CLOSE
                                                              -------        -------        -------
2001
  Quarter ended March 31....................................   42.26         33.6563             35.1
  Quarter ended June 30.....................................   42.225        29.89               29.95
  Quarter ended September 30................................   30.55         16.15               18.2
  Quarter ended December 31.................................   28.55         17.15               26.81
2002
  Quarter ended March 31....................................   34.945        23.19               33.875
  Quarter ended June 30.....................................   38.725        30.225              34.095
  Quarter ended September 30................................   36.63         25.9                29.31
  Quarter ended December 31.................................   35.95         26.61               32.62
2003
  Quarter ended March 31....................................   37.4          29.5                35.23
  Quarter ended June 30.....................................   41.89         34.2                36.74
  Quarter ended September 30................................   39.75         33.52               35.98
  Quarter ending December 31 (through November 6,
     2003)..................................................   38.52         35.3                36.9
  Closing price on November 6, 2003.........................                                     36.9

                             NABORS INDUSTRIES LTD.

                                                               HIGH            LOW          CLOSE
                                                              -------        -------        ------
2001
  Quarter ended March 31....................................    63.12          50.7             51.84
  Quarter ended June 30.....................................    61.25          37.2             37.2
  Quarter ended September 30................................    38.12          18               20.97
  Quarter ended December 31.................................    36.15          19.76            34.33
2002
  Quarter ended March 31....................................    43             26.98            42.25
  Quarter ended June 30.....................................    49.89          35.13            35.3
  Quarter ended September 30................................    37.6           26.14            32.75
  Quarter ended December 31.................................    39.3           29.79            35.27
2003
  Quarter ended March 31....................................    42.6           32.2             39.87
  Quarter ended June 30.....................................    45.85          37.65            39.55
  Quarter ended September 30................................    40.5           33.87            37.26
  Quarter ending December 31 (through November 6,
     2003)..................................................    39.55          35.81            37.19
  Closing price on November 6, 2003.........................                                    37.19

                              BJ SERVICES COMPANY

                                                               HIGH            LOW           CLOSE
                                                              -------        -------        -------
2001
  Quarter ended March 31....................................    43.1           30.5              35.6
  Quarter ended June 30.....................................    41.85          27.75             28.38
  Quarter ended September 30................................    28.8           14.6              17.79
  Quarter ended December 31.................................    34.05          16.85             32.45
2002
  Quarter ended March 31....................................    35.9           25.3              34.47
  Quarter ended June 30.....................................    39.49          31.75             33.88
  Quarter ended September 30................................    35.16          23                26
  Quarter ended December 31.................................    35.45          24.31             32.31
2003
  Quarter ended March 31....................................    36.1           29.25             34.39
  Quarter ended June 30.....................................    42.4           33.8              37.36
  Quarter ended September 30................................    39.19          32.51             34.17
  Quarter ending December 31 (through November 6,
     2003)..................................................    36.43          30.5              31.98
  Closing price on November 6, 2003.........................                                     31.98

                           GLOBALSANTAFE CORPORATION

                                                               HIGH            LOW           CLOSE
                                                              -------        -------        -------
2001
  Quarter ended March 31....................................    42.4           27.5              32.5
  Quarter ended June 30.....................................    39.9           29                29
  Quarter ended September 30................................    31.55          19                21.25
  Quarter ended December 31.................................    29.7           19.75             28.52
2002
  Quarter ended March 31....................................    33.5           24.9              32.7
  Quarter ended June 30.....................................    37.05          27.32             27.35
  Quarter ended September 30................................    27.57          18.93             22.35
  Quarter ended December 31.................................    26.42          21.15             24.32
2003
  Quarter ended March 31....................................    25.34          19.78             20.65
  Quarter ended June 30.....................................    26.7           20.14             23.34
  Quarter ended September 30................................    25.17          21.47             23.95
  Quarter ending December 31 (through November 6,
     2003)..................................................    24.47          21.25             21.3
  Closing price on November 6, 2003.........................                                     21.3

                                TRANSOCEAN INC.

                                                               HIGH            LOW           CLOSE
                                                              -------        -------        -------
2001
  Quarter ended March 31....................................    54.5           40                43.35
  Quarter ended June 30.....................................    57.64          40.37             41.25
  Quarter ended September 30................................    41.98          23.1              26.4
  Quarter ended December 31.................................    34.22          24.2              33.82
2002
  Quarter ended March 31....................................    34.65          26.51             33.23
  Quarter ended June 30.....................................    39.33          30                31.15
  Quarter ended September 30................................    31.75          19.6              20.8
  Quarter ended December 31.................................    25.89          18.1              23.2
2003
  Quarter ended March 31....................................    24.36          19.87             20.45
  Quarter ended June 30.....................................    25.86          18.4              21.97
  Quarter ended September 30................................    22.4           18.52             20
  Quarter ending December 31 (through November 6,
     2003)..................................................    21.03          18.67             19.47
  Closing price on November 6, 2003.........................                                     19.47

                           PRIDE INTERNATIONAL, INC.

                                                               HIGH            LOW           CLOSE
                                                              -------        -------        -------
2001
  Quarter ended March 31....................................    29.3           19.25             23.76
  Quarter ended June 30.....................................    32.66          18.57             19
  Quarter ended September 30................................    19.53           9.69             10.4
  Quarter ended December 31.................................    15.6            9.82             15.1
2002
  Quarter ended March 31....................................    16.25          11.7              15.9
  Quarter ended June 30.....................................    19.7           15                15.66
  Quarter ended September 30................................    15.46          10.8              13
  Quarter ended December 31.................................    16.15          12.25             14.9
2003
  Quarter ended March 31....................................    15.48          12.75             13.49
  Quarter ended June 30.....................................    20.02          13.15             18.82
  Quarter ended September 30................................    19.08          15.8              16.95
  Quarter ending December 31 (through November 6,
     2003)..................................................    18.13          15.9              16.25
  Closing price on November 6, 2003.........................                                     16.25

                        ENSCO INTERNATIONAL INCORPORATED

                                                               HIGH            LOW           CLOSE
                                                              -------        -------        -------
2001
  Quarter ended March 31....................................    44.49          30.1875           35
  Quarter ended June 30.....................................    40.44          22.88             23.4
  Quarter ended September 30................................    23.68          12.81             14.62
  Quarter ended December 31.................................    26.23          13.91             24.85
2002
  Quarter ended March 31....................................    30.7           20.87             30.14
  Quarter ended June 30.....................................    35.5           26.7              27.26
  Quarter ended September 30................................    28.98          21.19             25.04
  Quarter ended December 31.................................    31.62          24.15             29.45
2003
  Quarter ended March 31....................................    30.75          24.24             25.51
  Quarter ended June 30.....................................    31.1           24.32             26.9
  Quarter ended September 30................................    28.43          23.58             26.82
  Quarter ending December 31 (through November 6,
     2003)..................................................    29             24.98             25.99
  Closing price on November 6, 2003.........................                                     25.99

      As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 333.

                                       S-11